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                                                                       Exhibit 3



                             JOINT FILING AGREEMENT


We, the signatories of this Statement on Schedule 13D to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


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

Dated: January 22, 2003       TEMASEK HOLDINGS (PRIVATE) LIMITED



                              By: /s/ Chua Su Li
                                 ----------------------------------------------
                                 Name : Chua Su Li
                                 Title: Company Secretary



                              SINGAPORE TECHNOLOGIES PTE LTD



                              By: /s/ Gan Chee Yen
                                 -----------------------------------------------
                                 Name :Gan Chee Yen
                                 Title: Director of Finance



                              SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD



                              By: /s/ Pek Siok Lan
                                 -----------------------------------------------
                                 Name : Pek Siok Lan
                                 Title: Company Secretary



                              STT COMMUNICATIONS LTD



                              By: /s/ Pek Siok Lan
                                 -----------------------------------------------
                                 Name : Pek Siok Lan
                                 Title: Company Secretary



                              INDONESIA COMMUNICATIONS LIMITED



                              By: /s/ Pek Siok Lan
                                 -----------------------------------------------
                                 Name : Pek Siok Lan
                                 Title: Authorised Signatory
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